                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 JANUARY 7, 2005

                             AMES TRUE TEMPER, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                        333-118086            22-2335400
(State or Other Jurisdiction      (Commission File Number)  (I.R.S. Employer
   of Organization)                                          Identification No.)

                         465 RAILROAD AVENUE, CAMP HILL,
                               PENNSYLVANIA 17011
                         (Address of Principal Executive
                          Offices, including Zip Code)

                                 (717) 737-1500

                         (Registrant's telephone number,
                              including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Based on preliminary unaudited data, ATT Holding Co., the parent of Ames
True Temper, Inc. ("Ames"), expects net sales in its fiscal 2005 first quarter ended December 25, 2004 to range from $81.5 million to $82.5 million, compared to $84.4 million during the comparable first quarter in fiscal 2004. Net loss for ATT Holding Co.'s fiscal 2005 first quarter is expected to range from $0.8 million to $1.5 million, compared to net income of $2.7 million during the comparable first quarter in fiscal 2004. Adjusted EBITDA, as reconciled to net income on the table below, for its fiscal 2005 first quarter is expected to range from $6.5 million to $8.0 million, compared to Adjusted EBITDA of $8.6 million during the comparable first quarter in fiscal 2004. For the trailing twelve months ended December 25, 2004, net sales are expected to range from
$435.6 million to $436.6 million, compared to net sales of $427.6 million for the trailing twelve months ended December 27, 2003. Adjusted EBITDA, as reconciled to net income on the table below, for the trailing twelve months ended December 25, 2004 is expected to range from $52.6 million to $54.1 million, compared to Adjusted EBITDA of $55.5 million for the trailing twelve months ended December 27, 2003.

     ATT Holding Co.'s decline in expected sales in the first quarter of fiscal
2005 is due to reduced snow tool sales as compared to the first quarter of fiscal 2004; during fiscal 2004, ATT Holding Co.'s net sales benefited from greater than normal snowfall. The expected decline in Adjusted EBITDA ranging from $0.6 million to $2.1 million is due to this decrease in sales volume as well as higher steel and resin commodity costs in the first quarter of fiscal
2005. If steel and resin commodity costs remain at current levels or increase further, Adjusted EBITDA for the full year fiscal 2005 would likely fall below
Adjusted EBITDA for the full year fiscal 2004.

                                 ATT HOLDING CO.
                            SUPPLEMENTAL INFORMATION
           EXPECTED NET SALES AND RECONCILIATION OF EXPECTED ADJUSTED
                         EBITDA TO EXPECTED NET INCOME
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                    EXPECTED RANGE       ACTUAL         EXPECTED RANGE        ACTUAL
                                               ----------------------  ---------- -----------------------   ----------
                                                  HIGH       LOW                     HIGH         LOW
                                               ---------   --------               -----------  ----------
                                                THIRTEEN    THIRTEEN    THIRTEEN   TRAILING    TRAILING     TRAILING
                                                 WEEKS       WEEKS        WEEKS    12 MONTHS   12 MONTHS    12 MONTHS
                                                 ENDED       ENDED        ENDED      ENDED       ENDED        ENDED
                                                12/25/04    12/25/04    12/27/03    12/25/04   12/25/04      12/27/03
                                               ----------  ----------  ---------- -----------  ----------   ----------

Net sales                                       $ 82,500      $81,500    $84,415     $436,572    $435,572     $427,594
                                               ----------  ----------  ---------- -----------  ----------   ----------
Net (loss) income                               $   (750)     $(1,500)   $ 2,688     $  8,123     $ 7,373     $ 21,185
                                               ==========  ==========  ========== ===========  ==========   ==========

Depreciation of property, plant and equipment      2,350        2,350    1,930          8,999       8,999        7,356
Amortization of intangible assets                    400          400    1,137          3,043       3,043        4,156
Other (income) expense                              (250)        (250)  (1,948)         1,861       1,861       (2,508)
Loss (gain) on disposal of fixed assets                -            -       12         (4,805)     (4,805)        (868)
Interest expense                                   6,200        6,200    2,493         17,169      17,169       10,578
Income tax (benefit) expense                        (550)      (1,300)   1,626          6,714       5,964       12,923
                                               ----------  ----------  ---------- -----------  ----------   ----------
EBITDA (a)                                         7,400        5,900    7,938         41,104      39,604       52,822

Adjustments to EBITDA
Special charges (b)                                    -            -        -            787         787            -
Inventory write-up (c)                                 -            -       90         10,069      10,069          613
Equity sponsor fees and other expenses (d)           600          600      558          2,148       2,148        2,060
                                               ----------  ----------  ---------- -----------  ----------   ----------
Adjusted EBITDA (a)                             $  8,000      $ 6,500  $ 8,586       $ 54,108    $ 52,608     $ 55,495
                                               ==========  ==========  ========== ===========  ==========   ==========

(a) "EBITDA" is calculated as net (loss) income before income tax expense, interest expense, other expense (income) and gain on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for management fees and non-recurring items. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by Generally Accepted
Accounting Principles ("GAAP") and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are bases upon which the management assesses financial performance and covenants in the senior secured credit facility are tied to ratios based on this measure. While EBITDA and Adjusted
EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) ATT Holding Co. incurred certain non-capitalizable transaction costs in connection with the acquisition by affiliates of Castle Harlan, Inc.

(c) ATT Holding Co. is required by GAAP to adjust inventory to fair market value for each acquisition. These amounts represent additional costs of goods sold as a result of these adjustments.

(d) Consists of management fees paid to Wind Point Partners, fees paid to lenders under the previous revolving loan facility primarily related to the unused portion thereof, non-cash (income) expense related to the pension plan and non-cash charges recorded in accordance with Statement of Financial
Accounting Standards 13 due to the expensing of escalating rent on a straight-line basis. Prior to June 27, 2004, ATT Holding Co. incurred management fees payable to Wind Point Partners. On and after June 27, 2004, ATT Holding Co.
incurred management fees payable to Castle Harlan, Inc.

ITEM 7.01.  REGULATION FD DISCLOSURE

         Note Offering

     On or about January 7, 2005, Ames plans to offer $150 million of floating rate senior notes due 2012. Ames expects to use the net proceeds from this offering to repay, in full, its term loan B and to pay down a portion of the revolver, both under its senior secured credit facility. The offering will be subject to market and other customary conditions.

     This report does not constitute an offer to sell, or the solicitation of an offer to buy, the notes, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the notes under the securities laws of that jurisdiction. The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to
Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

     Amendment to Senior Secured Credit Facility

     On or about January 14, 2005, Ames intends to enter into an amendment to the terms of the credit agreement relating to its senior secured credit facility, by and among Ames, its parent, ATT Holding Co., as guarantor, and the lenders party thereto. Ames intends to enter into the amendment simultaneously with the closing of the offering of the floating rate senior notes referred to above. Pursuant to the amendment, availability under the revolving portion of the amended senior secured credit facility will be restricted to the lesser of
$75.0 million and the borrowing base amount, which is equal to (a) 85% of the amount of eligible receivables, plus (b) the lower of (i) 55% of the cost or fair market value of eligible inventory and (ii) if an inventory appraisal has been performed, 80% of the orderly liquidation value of Ames' inventory, plus
(c) a percentage of eligible equipment or real property determined by Bank of
America, N.A., as administrative agent and not objected to by the required lenders. The senior secured credit facility will still include a $15.0 million subfacility for letters of credit and a $15.0 million subfacility for swingline loans.

FORWARD-LOOKING STATEMENTS

     This report includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange
Act of 1934. All statements other than statements of historical fact are
"forward-looking statements" for purposes of federal and state securities laws.
Forward-looking statements may include the words "may," "will," "plans,"
"estimates," "anticipates," "believes," "expects," "intends" and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

     * Ames' liquidity and capital resources;

     * Sales levels to existing and new customers;

     * Increased concentration of its customers;

     * Seasonality and adverse weather conditions;

     * Competitive pressures and trends;

     * Changing consumer preferences;

     * New product and customer initiatives;

     * Risks relating to foreign sourcing, foreign operations and availability of raw materials;

     * Ames' ability to successfully consummate and integrate acquisitions; and

     * General economic conditions.

     Ames' actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. Ames can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. Ames does not intend, and undertakes no obligation, to update any forward-looking statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMES TRUE TEMPER, INC.
                                          (Registrant)

Date: January 7, 2005                    By: /s/ Judy Schuchart
                                             --------------------------------
                                         Judy Schuchart
                                         Vice President Finance and Chief
                                         Financial Officer
                                          (Principal Accounting Officer and
                                         Principal Financial Officer)